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                                                                     EXHIBIT 11

                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES


                    COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                                                      Years Ended August 31
                                                                           -----------------------------------------------
                                                                               1996               1995            1994
                                                                           ------------       ------------    ------------
COMPUTATION OF PRIMARY LOSS PER SHARE:
     Net loss                                                              $ (3,892,073)      $ (3,091,663)   $ (3,098,676)
                                                                           ============       ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                 8,717,912          6,377,564       6,377,564

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION
   OF OPTIONS                                                                    30,586               --              --
                                                                           ------------       ------------    ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS USED FOR
   COMPUTATION                                                                8,748,498          6,377,564       6,377,564
                                                                           ============       ============    ============

PRIMARY LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENT                  $       (.44)      $       (.48)   $       (.49)
                                                                           ============       ============    ============


COMPUTATION OF FULLY DILUTED LOSS PER SHARE:
     Net loss                                                              $ (3,892,073)      $ (3,091,663)   $ (3,098,676)
     Interest not incurred upon assumed conversion of convertible
       debentures                                                               254,004               --              --
                                                                           ------------       ------------    ------------

     Net loss available to common stockholders used for computation        $ (3,638,069)      $ (3,091,663)   $ (3,098,676)
                                                                           ============       ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                 8,717,912          6,377,564       6,377,564

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION
   OF OPTIONS                                                                    30,586               --              --

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION
   OF CONVERTIBLE DEBENTURES                                                  2,790,506               --              --
                                                                           ------------       ------------    ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS USED FOR
   COMPUTATION                                                               11,539,004          6,377,564       6,377,564
                                                                           ============       ============    ============

LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENT ASSUMING FULL DILUTION   $       (.32)(a)   $       (.48)   $       (.49)
                                                                           ============       ============    ============
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(a)  This calculation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive.